EXHIBIT 24

POWER OF ATTORNEY
We, the undersigned directors and officers of Valley National Bancorp, hereby severally constitute and lawfully appoint Ira Robbins and Alan D. Eskow, and each of them singly, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, in our names in the capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 of Valley National Bancorp and any and all amendments thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Ira Robbins	President and Chief Executive Officer	March 1, 2018
Ira Robbins

/s/ Alan D. Eskow	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 1, 2018
Alan D. Eskow

/s/ Gerald H. Lipkin	Chairman of the Board and Director	March 1, 2018
Gerald H. Lipkin

/s/ Mitchell L. Crandell	First Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 1, 2018
Mitchell L. Crandell

/s/ Andrew B. Abramson	Director	March 1, 2018
Andrew B. Abramson

/s/ Peter J. Baum	Director	March 1, 2018
Peter J. Baum

/s/ Pamela R. Bronander	Director	March 1, 2018
Pamela R. Bronander

/s/ Eric P. Edelstein	Director	March 1, 2018
Eric P. Edelstein

/s/ Mary J. Steele Guilfoile	Director	March 1, 2018
Mary J. Steele Guilfoile

/s/ Graham O. Jones	Director	March 1, 2018
Graham O. Jones

/s/ Gerald Korde	Director	March 1, 2018
Gerald Korde

/s/ Michael L. LaRusso	Director	March 1, 2018
Michael L. LaRusso

/s/ Marc J. Lenner	Director	March 1, 2018
Marc J. Lenner

/s/ Suresh L. Sani	Director	March 1, 2018
Suresh L. Sani

/s/ Jennifer W. Steans	Director	March 1, 2018
Jennifer W. Steans

/s/ Jeffrey S. Wilks	Director	March 1, 2018
Jeffrey S. Wilks